As filed with the Securities and Exchange Commission on July 29, 2003

Registration No. 333-22533

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THOUSAND TRAILS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2138671 (I.R.S. Employer Identification Number)

3801 Parkwood Blvd., Suite 100 Frisco, Texas (Address of Principal Executive Offices)	75034 (Zip Code)

STOCK OPTION AGREEMENT DATED AS OF AUGUST 1, 1996
(Full title of the plan)

Walter B. Jaccard, Esq.
Vice President, General Counsel and Secretary
Thousand Trails, Inc.
3801 Parkwood Blvd., Suite 100
Frisco, Texas 75034
(Name and address of agent for service)

(214) 618-7200
(Telephone number, including area code, of agent for service)

     Thousand Trails, Inc., a Delaware corporation (the “Registrant”), filed this Registration Statement No. 333-22533 to register shares of common stock, par value $.01 per share (the “Securities”), of the Registrant for issuance pursuant to the Stock Option Agreement dated as of August 1, 1996.

     On July 23, 2003, the Registrant became a wholly-owned subsidiary of KTTI Holding Company, Inc. following a merger. As a result of the merger, it is anticipated that the Registrant’s Securities will no longer be registered under the Securities Exchange Act of 1934, as amended. Accordingly, the Registrant is removing the Securities from registration under the Securities Act of 1933, as amended.

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SIGNATURES AND POWERS OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on July 23, 2003.

THOUSAND TRAILS, INC.

By:	/s/ WALTER B. JACCARD

Walter B. Jaccard Vice President, General Counsel and Secretary

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     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter B. Jaccard as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. SHAW William J. Shaw	President and Chief Executive Officer (Principal Executive Officer)	July 23, 2003

/s/ BRYAN D. REED Bryan D. Reed	Chief Financial and Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 23, 2003

/s/ JAMES A. KOHLBERG James A. Kohlberg	Director	July 23, 2003

/s/ SAMUEL P. FRIEDER Samuel P. Frieder	Director	July 23, 2003

/s/ CHRISTOPHER LACOVARA Christopher Lacovara	Director	July 23, 2003

/s/ JOHN S. EASTBURN, JR. John S. Eastburn, Jr.	Director	July 23, 2003

/s/ CHRISTOPHER ANDERSON Christopher Anderson	Director	July 23, 2003

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